UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2014

DINAMO CORP.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-189550	33-1227831
(Commission File Number)	(I.R.S. Employer Identification No.)

700 N. Valley Street, Suite B#14917

Anaheim, CA 92801

(Address of Principal Executive Offices, Zip Code)

323-978-0870

 (Registrant's Telephone Number, Including Area Code)

35 Frensham Walk, Farnham Common

Slough, Buckinghamshire SL2 3QF, UK

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On October 20, 2014, Jolanta Gajdzis, the principal shareholder of Dinamo Corp. (the “Company”), consummated the transactions contemplated by the Stock Purchase Agreement dated as of October 20, 2014 which provided for the sale of an aggregate of 4,500,000 shares of common stock of the Company (the “Shares”) to Zhufeng Wang (3,600,000 shares), Qingran Yang (679,500 shares) and De Hou Wang (220,500 shares). The consideration paid for the Shares, which represent 79.65% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $325,000. The source of the cash consideration for the Shares was personal funds of the purchasers. In connection with the transaction, Mrs. Gajdzis released the Company from all debts owed to her.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 20, 2014, in connection with the sale of the Shares, Jolanta Gajdzis resigned from all her positions as the sole officer and director of the Company. The Board of Directors of the Company elected Zhufeng Wang as President, Chief Executive Officer, Chief Financial Officer and Secretary and as a director of the Company, to serve until his successors are duly appointed and qualified.

Zhufeng Wang, age 51, has been the founder and chairman of the Chongqing Wuling Delicacies Group which was created in 1996. Mr. Wang is a graduate of Southwest University in Chongqing and also holds an executive MBA degree from Beijing University.

Except as described herein, there are no related party transactions involving Zhufeng Wang that would require disclosure pursuant to Regulation S-K Item 404(a).

There are no arrangements or understandings between Zhufeng Wang and any other persons pursuant to which he was selected as an officer or director of the Company.

Currently, and for the past ten years, Mr. Wang has not been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1	Stock Purchase Agreement dated October 20, 2014, among Jolanta Gajdzis, Zhufeng Wang, Qingran Yang and De Hou Wang and Dinamo Corp.
Exhibit 10.2	Release executed by Jolanta Gajdzis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DINAMO CORP.

Date: October 21, 2014	By:	/s/ Zhufeng Wang
	Name:	Zhufeng Wang
	Title:	President and Chief Executive Officer

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